Exhibit 23.2


CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS


Guaranty Financial Corporation
Charlottesville, VA

We hereby consent to the use in Post-Effective Amendment No. 1 of the Prospectus constituting a part of this Registration Statement of our report dated January 29, 1999, relating to the consolidated financial statements of Guaranty Financial Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                              /s/ BDO Seidman, LLP

                                              BDO Seidman, LLP



Richmond, Virginia
November 15, 1999